TERMS AND CONDITIONS

For Use of Peer Review Mediation and Arbitration, Inc. Services

YOUR USE OF THIS WEB SITE CONSTITUTES YOUR AGREEMENT TO BE BOUND BY THE FOLLOWING TERMS AND CONDITIONS OF USE.

BINDING TERMS AND CHANGES

This Web site, including all of its features and content (the "Web Site") is a service made available by Peer Review Mediation and Arbitration, Inc. ("PRMA"), or its affiliates and all content, information and software provided on and through this Web Site ("Content") may be used solely under the following terms and conditions ("Terms of Use").

PRMA is a medical expert and consulting resource serving the legal, insurance and health care industries ("subscribers"). Medical consulting services are provided through PRMA by a network of Peer Review Board Members ("members"). By becoming a subscriber or a member, completing the online registration process and clicking the "Accept" button, and using our service, you are indicating that you agree to be bound by all of the terms in this Subscriber/Member Agreement.

PRMA may change the terms in this Subscriber/Member Agreement. When the terms are changed, PRMA will notify you by e-mail or online postings. If you do not agree to the changes, you may cancel your subscription to the PRMA service. Your continued use of the service shall be construed as your acceptance of the updated agreement terms.

PRMA may change the subscription fees charged for the service. When fees are changed, PRMA will notify you by e-mail or online postings. The subscription fee will be presented within the service. In order to continue your access to the service you will need to express acceptance of the available fee options. If you do not accept the new subscription fee, your subscription to PRMA will be terminated at the end of the subscription term then in effect. If your subscription is paid by an organization on your behalf, ("Sponsoring Organization"), you will have the option to continue your subscription under the prevailing terms of such sponsorship.

USE OF SUBSCRIBER AND MEMBER INFORMATION

By entering into this Subscriber/Member Agreement, you also are agreeing that PRMA may store the information you provided as part of the registration process and use aggregate statistical information about our Subscribers and Members in marketing its services. PRMA may, at its discretion, use your name, address, phone number, e-mail address, or other specific personal identifying information, without your express prior consent. Credit card information is secured through encryption technology and is explicitly protected from unauthorized viewing.

USE OF CLIENT INFORMATION

All information entered by Subscribers and Members is protected with state-of-the-art encryption technology and restricted from viewing by any party other than the subscriber and the experts selected by that subscriber. PRMA is intensely committed to preserving the confidentiality of sensitive client information.

COPYRIGHTS AND LIMITATIONS ON USE

The information available through our service is the property of PRMA or its licensors and is protected by copyright and other intellectual property laws.

PRMA grants to its Subscribers and Members a non-transferable, non-exclusive right and revocable license to use the PRMA service according to the terms and conditions set forth in this Agreement. Except as expressly granted by this Agreement, you acquire no right, title or license in the content or data incorporated in the PRMA Service.

PRMA information may not be reproduced, retransmitted, stored, distributed, disseminated, sold, published, broadcast or circulated in any medium to anyone, including but not limited to others in the same company or organization, without the express prior written permission of PRMA, except as otherwise expressly permitted under fair use provisions of U.S. Copyright Law. Fair use provisions of U.S. Copyright Law permit reproduction of single copies of copyrighted material for your personal, non-commercial and private use. In determining whether the use made of copyrighted material is "fair use", one factor to be considered includes the amount and substantiality of the portion used in relation to the copyrighted material as a whole. In the event of any permitted use of copyrighted material, no modifications to content or in author attribution or copyright notice shall be made without written authorization from PRMA. Any requests for permission may be sent to: PRMA 1450 S. Dixie Highway, Boca Raton, Florida 33432.

Subscribers and Members are not permitted to download excessive portions of PRMA information. The use of robots and all automated downloading programs are prohibited. PRMA shall take all reasonable steps to cease such excessive and unauthorized activity and to prevent any recurrence thereof, including terminating your access to the PRMA Service.

FEES AND PAYMENTS

Subscriber agrees to pay all charges (which are not paid by a Sponsoring Organization on your behalf) incurred in connection with your user name and password for PRMA services (including any applicable taxes) at the rates in effect when the charges were incurred. PRMA may change the Subscriber Fees and charges then in effect, or add new charges, by giving you notice in advance.

All charges incurred in connection with Subscriber's user name and password (which are not paid by a Sponsoring Organization on your behalf) will be billed to the credit card you designate. PRMA SHALL NOT BE LIABLE FOR ANY AMOUNTS BILLED TO YOUR CREDIT CARD BY A THIRD PARTY, WHICH WERE NOT AUTHORIZED BY YOU.

Subscribers and Members are responsible for any charges incurred to access PRMA, such as telephone and other equipment charges, and fees charged by an Internet access provider or other third party service. You are also responsible for any applicable taxes relating to your use of the services.

Unless otherwise indicated in writing by PRMA, invoiced fees shall be due and payable from Subscribers within 10 business days of date of invoice. If Subscriber makes any payment by check and the check is returned by the bank due to insufficient funds, PRMA may charge Subscriber a service charge of twenty-five dollars ($25) or the maximum amount permitted by law in addition to any other remedies allowed by law. Subscriber hereby authorizes PRMA to charge the service

charge as well as the face amount of the check to User's designated credit card. Any fees or payments that are not paid when due shall bear interest to the extent permitted by applicable law at the Wall Street Journal Prime Rate as published in the Money Rates Section of the Western Edition of the Wall Street Journal on the date such payment is due, plus an additional three percent (3%), calculated on the number of days such payment is delinquent. In the event that more than one such Prime Rate is published on such date such payment is due, the highest such Prime Rate shall be used. User shall also be liable for all attorney and collection fees arising from or related to efforts to collect any unpaid balances on User's account. This Section shall in no way limit any other remedies available to PRMA. Unless otherwise expressly stated by PRMA, all fees and payments to PRMA shall be made in U.S. Dollars.

By entering into this agreement, you acknowledge that the PRMA services are for your exclusive use only. Use or sharing of passwords by non-subscribers and non-members is prohibited. Failure to comply will result in immediate suspension of your account.

DISCLAIMER OF WARRANTIES AND LIABILITY

PRMA AND ITS AFFILIATES, AGENTS, LICENSORS AND PEER REVIEW BOARD MEMBERS CANNOT AND DO NOT WARRANT THE ACCURACY, COMPLETENESS, CURRENTNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF INFORMATION AVAILABLE THROUGH PRMA AND ITS PEER REVIEW BOARD MEMBERS. NEITHER PRMA NOR ANY OF ITS AFFILIATES, AGENTS, LICENSORS OR PEER REVIEW BOARD MEMBERS SHALL BE LIABLE TO YOU OR ANYONE ELSE FOR ANY LOSS OR INJURY, CAUSED IN WHOLE OR PART BY ITS NEGLIGENCE OR CONTINGENCIES BEYOND ITS CONTROL IN PROCURING, COMPILING, INTERPRETING, REPORTING OR DELIVERING INFORMATION THROUGH PRMA. IN NO EVENT WILL PRMA, ITS AFFILIATES, AGENTS, LICENSORS OR PEER REVIEW BOARD MEMBERS BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DECISION MADE OR ACTION TAKEN BY YOU IN RELIANCE ON SUCH INFORMATION. PRMA AND ITS AFFILIATES, AGENTS, LICENSORS AND PEER REVIEW BOARD MEMBERS SHALL NOT BE LIABLE TO YOU OR ANYONE ELSE FOR ANY DAMAGES (INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, OR SIMILAR DAMAGES) EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. YOU AGREE THAT THE LIABILITY OF PRMA, ITS AFFILIATES, AGENTS, LICENSORS AND PEER REVIEW BOARD MEMBERS, IF ANY, ARISING OUT OF ANY KIND OF LEGAL CLAIM (WHETHER IN CONTRACT, TORT OR OTHERWISE) IN ANY WAY CONNECTED WITH THE INFORMATION PROVIDED BY PRMA SHALL NOT EXCEED THE AMOUNT YOU PAID TO PRMA FOR THE INFORMATION. PRMA DOES NOT WARRANT THAT THE INFORMATION PROVIDED TO SUBSCRIBERS BY MEMBERS WILL NECESSARILY REFLECT THE OPINIONS OF THE SUBSCRIBER.

PRMA neither endorses nor takes responsibility for any products, goods or services offered by outside vendors through our services or advertised on our system.

SYSTEMS RELIABILITY AND FORCE MAJEURE

PRMA will make every effort to keep its services available 24 hours a day, seven (7) days a week and to maintain saved information. However, due to technical failures, acts of God or routine maintenance, availability may be limited and/or information may be lost. PRMA shall not be liable for lost information or non-availability of the services.

Except as to payment obligations, neither party shall be liable or considered in default under this Agreement when the delay of performance is caused by circumstances beyond its reasonable control and occurring without its fault or negligence, including failure of suppliers, licensors, subcontractors, and carriers, acts of civil or military authorities, national emergencies, fire, flood, acts of God, insurrection, and war, provided the party involving this Section immediately provides notice thereof to the other and does everything reasonably possible to resume its performance thereunder.

TERMINATION AND GENERAL PROVISIONS
Your subscription will continue until terminated by PRMA or until you notify PRMA by telephone, electronic mail, or via means provided within the service of your decision to terminate your subscription. PRMA may discontinue or change its services, or its availability to you, at any time, and you may always terminate your subscription at any time. This Agreement is personal to you, and you may not assign your rights or obligations to anyone.

If you elect to cancel your subscription, the cancellation will be effective on your next monthly subscription anniversary date. The monthly subscription anniversary date is the day-of-the-month on which you subscribed to the service. Annual subscribers will receive a pro-rata refund for any unused portion of the subscription, (from the effective date of cancellation to the normal end date of the subscription.) This pro-rata amount will be credited to the credit card to which your subscription is charged, on the effective cancellation date. There is no pro-rata refund if your subscription is paid on your behalf by a Sponsoring Organization.

Subscribers and Members who use foul language, communicate inappropriately, download material for any use other than personal, fail to pay or attempt to subvert the PRMA system and/or services shall have their accounts terminated without compensation.

Neither failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder nor course of dealing between the parties shall operate as a waiver thereof, or of the exercise of any other right, remedy, power or privilege. No term of this Agreement shall be deemed waived, and no breach consented to, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. No waiver of any rights or consent to any breaches shall constitute a waiver of any other rights or consent to any other breach.

USER ACCOUNT, PASSWORD AND INFORMATION
User shall be responsible for maintaining the confidentiality of its User account and password and shall be responsible for any and all transactions by users given access to such account or password and any and all consequences of use or misuse of such account and password. User agrees that all employees, agents, representatives, affiliates, partners and others having access to the account and/or password shall (i) agree in advance to be bound by the terms and conditions of this Agreement, and (ii) be vested by User with the authority to use the Service and legally bind User, including without limitation with respect to payments and transactions. User shall be responsible for all actions by such employees, agents, representatives, affiliates, partners and others, including but not limited to former employees and former partners and shall indemnify PRMA for such actions as set forth herein. PRMA reserves the right to impose additional conditions and restrictions upon multi-user

accounts, including without limitation: (i) requiring that each individual having access to an account separately register and obtain a sub-account and password, and (ii) requiring an administrator to be appointed for the account. User agrees to notify PRMA immediately of any unauthorized use of any password or account or any other breach of security regarding the Service of which User has knowledge.

User agrees to provide current, complete and accurate information ("Registration Information") during the process of registration with, and use of, the Service and to update such information to keep it current, complete and accurate. PRMA shall have the right to use the Registration Information for such uses as reasonably required or advisable for the Service, including but not limited to sharing such Registration Information with our business partner(s) as set forth in PRMA' Privacy Policy, the terms of which are hereby incorporated into this Agreement by reference. User agrees that PRMA shall have the right to remove from the Service or take any other action with respect to the Registration Information deemed appropriate in PRMA's sole discretion, including but not limited to: (a) comply with legal process; (b) enforce this Agreement; (c) respond to claims that any Content violates the rights of third parties; or (d) protect the rights, property or personal safety of PRMA, its users and the public.

If the User is subject to The European Union Data Protection Directive, or national laws implementing the Directive, User hereby freely consents to the transfer of information outside of the European Union to the United States and other countries and use of such information by PRMA as contemplated herein, including without limitation as set forth in PRMA' Privacy Policy.

NO SOLICITATION
You shall not distribute on or through this Web Site any content or material containing any advertising, solicitation for goods, services or funds or solicitation for others to become members of any enterprise or organization without the express written permission of PRMA.

Notwithstanding the foregoing, in any interactive areas of this Web Site, where appropriate you a) may list along with your name, address and email address, your own web site's URL and b) may recommend third party Web sites, goods or services so long as you have no financial interest in and receive no direct or indirect benefit from such recommended Web site, product or service or its recommendation. In no event may any person or entity solicit anyone with data retrieved from this Web Site.

ADVERTISERS
This Web Site may contain advertising and sponsorship. Advertisers and sponsors are responsible for ensuring that material submitted for inclusion on this Web Site is accurate and complies with applicable laws. PRMA will not be responsible for the illegality of or any error or inaccuracy in advertisers' or sponsors' materials or for the acts or omissions of advertisers and sponsors.

ERRORS AND CORRECTIONS
PRMA does not represent or warrant that this Web Site will be error-free, free of viruses or other harmful components, or that defects will be corrected or that it will always be accessible. PRMA does not warrant or represent that the information available on or through this Web Site will be correct, accurate, timely, or otherwise

reliable. PRMA may make improvements and/or changes to its features, functionality or Content at any time.

THIRD PARTY CONTENT
Third party content may appear on this Web Site or may be accessible via links from this Web Site. PRMA shall not be responsible for and assumes no liability for any infringement, mistakes, misstatements of law, defamation, slander, libel, omissions, falsehood, obscenity, pornography or profanity in the statements, opinions, representations or any other form of content contained in any third party content appearing on this Web Site. You understand that the information and opinions in the third party content is neither endorsed by nor does it reflect the belief of PRMA.

ATTORNEYS ETHICS NOTICE
If you are an attorney participating in any aspect of this Web Site, including but not limited to message boards, chat rooms or email forums, you acknowledge that the Rules of Professional Conduct of the jurisdictions where you are licensed ("Rules") apply to all aspects of your participation and that you will abide by these Rules. These Rules include, but are not limited to, the rules relating to advertising, solicitation of clients, unauthorized practice of law, and misrepresentations of fact. PRMA disclaims all responsibility for your compliance with these Rules. You further agree and acknowledge that when you participate in any chat area on this Web Site, including but not limited to the message boards, that you will not offer legal advice, but will only provide general information.

INDEMNIFICATION
Subscriber agrees to indemnify, defend and hold harmless PRMA, its officers, directors, employees, agents, licensors, suppliers, Peer Review Board Members and any third party information providers to the Web Site from and against all losses, expenses, damages and costs, including reasonable attorneys' fees, resulting from actions taken as a result of information gained through PRMA and/or as a result of any violation of these Terms and conditions by you.

UNLAWFUL ACTIVITY
PRMA reserves the right to investigate complaints or reported violations of our Terms and conditions and to take any action we deem appropriate including but not limited to reporting any suspected unlawful activity to law enforcement officials, regulators, or other third parties and disclosing any information necessary or appropriate to such persons or entities relating to user profiles, e-mail addresses, usage history, posted materials, IP addresses and traffic information.

COMPLIANCE WITH THE LAWS
User, and not PRMA, shall be responsible for compliance with all laws, regulations and ordinances connected with all aspects of User's use of the PRMA Services. User shall not use the Service for any illegal purpose in violation of any local, state, federal or international law. User must provide all required and appropriate warnings, information and disclosure, comply with all applicable laws and regulations, and take all other required and appropriate actions (collectively, "Information and Actions") in connection with the User's use of the Service. If the Service does not provide adequate facility or features for User to provide such Information and Actions, then the User shall not use the Service.

REMEDIES FOR VIOLATIONS

PRMA reserves the right to seek all remedies available at law and in equity for violations of these Terms and conditions, including but not limited to the right to block access from a particular Internet address to this Web Site and any other Provider Web sites and their features.

GOVERNING LAW AND JURISDICTION

The Terms and Conditions, This Agreement, your rights and obligations, and all actions contemplated by this Agreement, shall be governed by and construed in accordance with the laws of the State of Florida and any action arising out of or relating to these terms shall be filed only in state or federal courts located in Florida and you hereby consent and submit to the personal jurisdiction of such courts for the purpose of litigating any such action. If any provision in this Agreement is held invalid or unenforceable under applicable law, the remaining provisions shall continue in full force and effect.

PRIVACY

Your use of this Web Site is subject to PRMA's Privacy Policy.

MODIFICATION OF TERMS AND CONDITIONS

PRMA reserves the right to change these Terms and Conditions at any time. Updated versions of the Terms and Conditions will appear on this Web Site and are effective immediately. You are responsible for regularly reviewing the Terms and Conditions. Continued use of this Web Site after any such changes constitutes your consent to such changes.

I HAVE READ AND UNDERSTAND THIS SUBSCRIBER/MEMBER AGREEMENT AND AGREE TO BE BOUND BY ALL OF THE TERMS.